EXHIBIT 5
Opinion of Counsel

Lansing 313 S. Washington Square Lansing MI 48933 Detroit 333 W. Fort Street - Suite 1400 Detroit MI 48226	Southfield 28411 Northwestern Highway, Suite 500 Southfield MI 48034 Holland 151 Central Avenue - Suite 260 Holland MI 49423	Grand Rapids 1700 E. Beltline NE - Suite 200 Grand Rapids MI 49525 St. Joseph 728 Pleasant Street - Suite 204 St. Joseph MI 49085

Walter S. Foster
  1878-1961
Richard B. Foster
  1908-1996
Theodore W. Swift
  1928-2000
John L. Collins
  1926-2001

Webb A. Smith
Allan J. Claypool
Gary J. McRay
Stephen I. Jurmu
Scott A. Storey
Charles A. Janssen
Charles E. Barbieri
James B. Jensen, Jr.
Scott L. Mandel Michael D. Sanders
Brent A. Titus

Stephen J. Lowney
Jean G. Schtokal
Brian G. Goodenough
Matt G. Hrebec
Nancy L. Kahn
Deanna Swisher
Thomas R. Meagher
Douglas A. Mielock
Scott A. Chernich
Paul J. Millenbach
Dirk H. Beckwith
Brian J. Renaud
Bruce A. Vande Vusse
Lynwood P. VandenBosch
Lawrence Korolewicz
James B. Doezema
Anne M. Seurynck
Richard L. Hillman
Steven L. Owen
John P. Nicolucci

Michael D. Homier
David M. Lick
Scott H. Hogan
Richard C. Kraus
Benjamin J. Price
Frank T. Mamat
Michael R. Blum
Jonathan J. David
Pamela C. Dausman
Andrew C. Vredenburg
John M. Kamins
Jack A. Siebers
Julie I. Fershtman
Todd W. Hoppe
Jennifer B. Van Regenmorter
Thomas R. TerMaat
Frederick D. Dilley
David R. Russell
Zachary W. Behler
Joshua K. Richardson

Joel C. Farrar
Laura J. Genovich
Liza C. Moore
Karl W. Butterer, Jr.
Lisa J. Hamameh
Mindi M. Johnson
Ray H. Littleton, II
Jack L. VanCoevering
Barbra E. Homier
Anna K. Gibson
Patricia J. Scott
Nicholas M. Oertel
Alicia W. Birach
Adam A. Fadly
Michael J. Liddane
Glen A. Schmiege
Gilbert M. Frimet
Mark J. Colon
Paul D. Yared
Ryan E. Lamb

Stephen W. Smith
Clifford L. Hammond
Brett R. Schlender
Drew L. Block
Mathew S. Fedor
Nicolas Camargo
Trevor J. Weston
Liam K. Healy
Andrea Badalucco
Mark T. Koerner
Warren H. Krueger, III
Sarah J. Gabis
John W. Mashni
Allison M. Collins
Leslie A. Dickinson
Julie L. Hamlet
Michael C. Zahrt
Taylor A. Gast
Rachel G. Olney
Tyler J. Olney

Mark J. DeLuca
Stefania Gismondi
Thomas K. Dillon
Robert A. Easterly
David S. Nows
Robert A. Hamor
Michael A. Cassar
Hilary J. McDaniel
Toufic R. Saati
 Emily R. Wisniewski
Cody D. Black
Amanda J. Dernovshek
Lydia M. Hymel
Brandon M. Schumacher
Alexander J. Thibodeau

Phone:	517.371.8100	Fax:	517.371.8200	Reply To:	Lansing
December 19, 2018
Isabella Bank Corporation
401 North Main Street
Mt. Pleasant, MI 48858
Ladies and Gentlemen:

RE:	Registration Statement on Form S-8
In connection with the proposed registration of 40,000 shares of common stock of Isabella Bank Corporation (the "Company") covered by the above-captioned Registration Statement, we have examined the Company's Articles of Incorporation, Bylaws, Corporate Minute Book and the Registration Statement to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.
Based upon such examination and upon examination of such other instruments and records as we deem necessary, we are of the opinion that:
1.    The Company has been duly incorporated under the laws of the state of Michigan, and is validly existing and in good standing under the laws of that state.

2.    The 40,000 shares of common stock covered by this Registration Statement have been legally authorized and when such shares have been duly delivered to employees against payment therefore as contemplated by the Isabella Bank Corporation Stockholder Dividend Reinvestment and Employee Stock Purchase Plan, such shares will be legally issued, fully paid and nonassessable.
This opinion is furnished for use as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit.
Very truly yours,

FOSTER SWIFT COLLINS & SMITH PC

/s/ Foster, Swift, Collins & Smith, P.C.